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                                                                   EXHIBIT 10.19


[LETTERHEAD] BRITISH AEROSPACE COMPANY HEADQUARTERS



31 January 1997

Mr R W Welshhans
Vice President & Chief Financial Officer
Reflectone Inc
4908 Tampa West Blvd
Tampa, FL 33634
United States of America

Dear Richard

In connection with your preparation of the consolidated financial statements of Reflectone Inc. and subsidiaries (the "Company") for the purpose of preparing the consolidated financial statements which present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and further for the purpose of making disclosures in documents required to be filed with the Securities and Exchange Commission (the "SEC"), which are considered necessary by the SEC for a fair and accurate presentation; I confirm that it is the present intention of British Aerospace Plc ("BAe") to continue to renew annually the corporate guarantee for the $2 million Wachovia credit facility for so long as financing without recourse to BAe is not available to the Company and BAe continues to hold, or has the ability to hold, through the exercise of conversion rights and warrants, a majority ownership position in the Company. It is also our present intention to continue to renew annually the $10 million British Aerospace Finance Inc. financing facility and to continue annually to renew the guarantee of the $35 million Letter of Credit facility with Lloyds Bank Plc for so long as BAe continues to hold, or has the ability to hold through the exercise of conversion rights and warrants, a majority interest in the Company and other more attractive financing alternatives are not available to the Company.

I also confirm, that it is the present intention of BAe to provide the Company annual debt financing for the C-130J programme with Lockheed Aeronautical Systems Company ("LASC") for as long as BAe continues to hold, or has the ability to hold, through the exercise of conversion rights and warrants, a majority ownership position in the Company and until payment is received from LASC, currently scheduled for the fourth quarter of 1997.

This letter is provided as a confirmation of BAe's present intention by way of comfort only and is not intended to create a legally binding obligation.

Yours sincerely

/s/ David P. Loose

DAVID P LOOSE
TREASURER OPERATIONS